UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 7, 2017

NORWEGIAN CRUISE LINE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35784	98-0691007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7665 Corporate Center Drive, Miami, Florida 33126
(Address of Principal Executive Offices) (Zip Code)

(305) 436-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2017, Norwegian Cruise Line Holdings Ltd. (the “Company”) provided written notice to the Nasdaq Global Select Market (“Nasdaq”) that the Company intends to voluntarily transfer the listing of its ordinary shares, par value $0.001 per share (the “Ordinary Shares”), from Nasdaq to the New York Stock Exchange (“NYSE”). The notice stated that the Company expects to voluntarily delist the Ordinary Shares from Nasdaq effective as of the close of trading on December 18, 2017 and to commence trading on the NYSE the following business day, December 19, 2017. The Ordinary Shares will continue to trade under the ticker symbol “NCLH.” Until the transfer of the listing to the NYSE is completed, the Ordinary Shares will continue to be traded on Nasdaq.

A copy of the press release issued by the Company in connection with the transfer of its listing is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated December 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

Date: December 7, 2017	By:	/s/ Wendy A. Beck
Wendy A. Beck
Executive Vice President and Chief Financial Officer